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                                                                  EXHIBIT 23(e)

                          CONSENT OF FINANCIAL ADVISOR

         We hereby consent to the inclusion of the Opinion of McConnell, Budd & Downes, Inc. as an Annex to the Prospectus/Joint Proxy Statement filed as part of the Form S-4 Registration Statement of Peoples Heritage Financial Group, Inc. and to the references to our firm as financial advisor to Family Bancorp in the text of said Prospectus/Joint Proxy Statement. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                       MCCONNELL, BUDD & DOWNES, INC.

                                       By:/s/ David A. Budd
                                          -------------------------------------
                                          Name:   David A. Budd
                                          Title:  Managing Director

Date: July 1, 1996